Exhibit 10.0

30 June 2022

MG Consultancy Limited

Rm 1305, 13/F., Leader Commercial Building,

54-56 Hillwood Road, Tsim Sha Tsui, Kowloon

Hong Kong

Operations Services & Secondment Agreement

We are pleased and welcome the acceptance of MG Consultancy Limited (“MG”), with its business address at Rm 1305, 13/F., Leader Commercial Building, 54-56 Hillwood Road, Tsim Sha Tsui, Kowloon, Hong Kong to enter into this Operations Services & Secondment Agreement (the "Agreement") with Aptus Management Limited (the "Company"), a wholly-owned subsidiary company of Aptorum Group Limited (the "Group"). The Company is incorporated with limited liabilities under the laws of Hong Kong SAR, with its registered address at Unit 232, Building 12W, Hong Kong Science Park, N.T., Hong Kong.

The following seeks to illustrate the context of the Agreement and the services to be rendered by MG Consultancy Services and its representatives and/or secondee(s) for the Group, and the terms and conditions as set out herewith.

1.	The Group

Aptorum Group Limited and its affiliates focus on the licensing of, and acquisition of early-stage preclinical assets with the intention to engage in drug research, development, and commercialization purposes. Assets are acquired via open and public platforms such as the technology transfer offices of accredited universities and academic institutions.

2.	Scope of Services

(a)	MG will provide consultancy, management, and advisory services for the Group in supporting day-to-day business activities specialized in Financial Management, Compliance monitoring, Human Resource Management, and miscellaneous support services. (the "Services")

(b)	MG will second Mr. Martin Siu to act as the Head of Finance who will be responsible for all financial activity, such as financial reporting, treasury, working with auditor, in charge of all matters of accounting and regulatory compliance.

(c)	MG will second Ms. Marianna Wong to act as the General Manager to oversight all aspects of operations activities of the group.

(d)	MG will second one compliance officer who ensuring that all corporate processes and procedures comply with the law.

(e)	MG and its representative will conduct workflow processes review and assessment for the Group and the Company by request. Provide recommendations and solutions to senior management after the review.

(f)	MG shall utilize the highest professional standards of practice in performing its services under this Agreement and shall comply with all applicable laws and regulations.

Unit 232, Building 12W, Hong Kong Science Park, N.T., Hong Kong T: (852) 3953 7700 • F: (852) 3953 7711

3.	Effective Date

This agreement shall become effective on 11 July 2022 (The Effective Date).

4.	Service Fees and Expenses

(a)	MG will charge a monthly service fee of HK$ 60,000.00 as associated to Services to be rendered as described under the Scope of Services. The fee is to be charged in arrears before 25th day of each calendar month upon presentation of invoice, commencing on the first calendar month as first depicted by the Effective Date (as pro-rated).

(b)	The Company and MG agree that the Service Fee may be subsequently amended during the Term subject to mutual agreement between both parties. It is agreed by both parties that the Service Fee may be adjusted upwards, subject to the business circumstances and service needs through the Term up to HK$ 100,000.00 per month.

5.	Expense Reimbursements

MG is entitled to apply for reimbursement to expense outlays from time to time, deriving from expenses such as traveling and transportation costs, accommodation cost, and other expenses where reasonably incurred in relation to its representative(s) and/or secondee(s) rendering said services for the Group and its subsidiaries.

6.	Privacy of Information

(a)	MG and its representative(s) shall not except as authorized by the Group or its affiliates, or required by your responsibilities reveal to any person or company any of the trade secrets or any information concerning the organization, business, finances, transactions or affairs of the Group which may come to the knowledge during the contract with the Group and shall keep with complete secrecy confidential information entrusted to MG or its representative(s) and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Group or may be likely to do so. This restriction shall continue to apply if and when after the termination of this appointment without limit in time.

(b)	MG and its representative(s) shall not either during the period of this appointment or afterwards use or permit to be used any books, documents, moneys, assets, records or other property belonging to or relating to any dealings, affair or business of the Group other than for the benefit of the Group. MG shall immediately deliver and return to the Group all such books, documents, monies, securities, records or other property which MG then have or should have in its possession upon termination of this appointment hereunder.

(c)	The Group, however, agrees to provide MG in good faith with any information concerning areas of interest and relevance of the Group as required by MG in order to fulfill the Scope of Services for the Group.

7.	Indemnity

The Company and MG agree to fully indemnify and keep fully indemnified the other party on demand against all actions, claims, costs, liabilities, and losses that are made, suffered or incurred as a consequence of, or which relate to or arise directly or indirectly from the other party’s failure to perform its obligations hereunder.

Unit 232, Building 12W, Hong Kong Science Park, N.T., Hong Kong T: (852) 3953 7700 • F: (852) 3953 7711

8.	Confidentiality

(a)	MG and its representatives(s) and/or secondee(s) shall comply with the Group’s Confidentiality and intellectual Property Policies with respect to the provision of Services herein.

(b)	MG and its representative(s) and/or secondee(s) shall not except s authorized by the Group or its affiliates, or required by your responsibilities reveal to any person or company any of the trade secrets or any information concerning the organization, business, finances, transactions or affairs of the Group which may come to the knowledge during the contract with the Group and shall keep with complete secrecy confidential information entrusted to MG or its representative(s) and/or secondee(s) and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Group or may be likely to do so. This restriction shall continue to apply if and when after the termination of this appointment without limit in time.

(c)	MG and its representative(s) and/or secondee(s) shall not either during the period of this appointment or afterwards use or permit to be used any books, documents, moneys, assets, records or other property belonging to or relating to any dealings affair or business of the Group other than for the benefit of the Group. MG shall immediately deliver and return to the Group all such books, documents, monies, securities, records or other property which MG then have or should have in its possession upon termination of this appointment hereunder.

(d)	The Group, however, agrees to provide MG in good faith with any information concerning areas of interest and relevance of the Group as required by MG in order to fulfill the Services for the Group.

9.	Insider Trading

Secondee(s) assigned from MG who have or may have access to material information of the Group are required to acknowledge and comply with the Group’s Insider Trading Policy (and as amended from time to time)

10.	Term and Termination

The term of this Agreement (the "Term") shall be effective for a period of three (3) years from the Effective Date (“Term”). Thereafter, this Term shall be automatically renewed for successive one (1) year terms thereafter until and unless either you or we issue a written notice at least one (1) month before the end of the initial or any renewed Term.

Notwithstanding the above, the terms and conditions of this Agreement shall remain in effect until expiration of the Term, unless is terminated prior to expiration by either party by giving the other party a written notice of one (1) month in advance.

11.	Counterparts

This Agreement may be executed in any number of counterparts, which may be delivered by electronic mail in PDF or another electronic format, and each of which will be deemed an original but all of which together shall constitute one and the same instrument.

12.	Governing Law

Unless otherwise provided in this Agreement, the terms and conditions herein shall be governed and interpreted by the laws of Hong Kong SAR.

[Signature page to follow]

Unit 232, Building 12W, Hong Kong Science Park, N.T., Hong Kong T: (852) 3953 7700 • F: (852) 3953 7711

The undersigned hereby agrees to adhere to the aforementioned terms of this Agreement commencing on the Effective Date.

Yours sincerely,

ON BEHALF OF

APTUS MANAGEMENT LIMITED

(A member of Aptorum Group)

Authorized Signature:

Name:

Date:       2022

ON BEHALF OF

MG CONSULTANCY LIMITED

/s/ Lam Kwok Fu
Name: Lam Kwok Fu
Position: Director
Date: 2022

Unit 232, Building 12W, Hong Kong Science Park, N.T., Hong Kong T: (852) 3953 7700 • F: (852) 3953 7711